
                                   EXHIBIT 11

                 CARDIOTECH INTERNATIONAL, INC. AND SUBSIDIARY

            STATEMENT REGARDING COMPUTATION OF LOSS PER COMMON SHARE

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
                                          FOR THE QUARTER ENDED JUNE 30,
                                               1997           1996
                                              ------         ------
Net Loss                                     $ (442,597)   $ (524,513)
                                             ==========    ==========

Number of Shares Outstanding
at beginning of year                          4,272,916     2,831,491

Effect of Shares issued in June
 1996 to PolyMedica, Industries, Inc.                 -       251,064
                                             ----------    ----------

Weighted average number of
shares outstanding                            4,272,916     3,082,555
                                             ==========    ==========

Loss per common share                        $    (0.10)   $    (0.17)
                                             ==========    ==========

